Exhibit 99

News Release

Date: July 19, 2005		Phone Number: 805/473-6803
Contact: James G. Stathos		NASDAQ Symbol: MDST
Title:	Executive Vice President/ Chief Financial Officer	Web site: www.midstatebank.com

Mid-State Bancshares Reports 11.3% Earnings per Share Increase
for First Half of 2005

ARROYO GRANDE, CA - Mid-State Bancshares (the Company) [NASDAQ: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported diluted earnings of $0.79 per share for the first six months of 2005, an 11.3% increase over the $0.71 earned one year earlier.  Net income for the first half of 2005 was $18.6 million, a 9.2% increase over the $17.0 million earned in the like 2004 period.

For the quarter, diluted earnings were $0.41 per share on net income of $9.5 million compared to $0.39 per share on net income of $9.4 million in the year earlier period.  Results for the year earlier periods in 2004 were bolstered by a benefit to the provision for loan losses of $2.7 million pre-tax which was posted in June of that year.  After-tax, that non-recurring benefit contributed $1.6 million to earnings in 2004, or approximately seven cents per share.

“Results in the first half of 2005 have exceeded our expectations and are continuing to improve,” said James W. Lokey, president and chief executive officer.  “Higher interest rate levels this year, coupled with a better earning asset mix, have led to improvements in our net interest margin.  As a result, both our return on assets and return on equity have increased, even after allowing for the benefit to the provision for loan losses realized in June 2004.”  The Company’s net interest margin was 5.30% in the first half of 2005 compared to 4.89% in the year earlier period.  Similarly, the Company’s return on assets and return on equity were 1.61% and 13.60%, respectively, for the six months ended June 30, 2005 compared to 1.54% and 12.40%, in the like 2004 period.  Because of the magnitude of annualizing the impact of the benefit to the provision for loan losses in the second quarter of 2004, the Company’s return on assets was off slightly in the second quarter of 2005 at 1.63% compared to 1.68% in the year earlier quarter.

Non-performing asset levels declined to $5.2 million at June 30, 2005 compared to $10.7 million at December 31, 2004 and $11.8 million one year earlier.  These levels represented 0.2%, 0.5% and 0.5% of total assets, respectively.  These non-performing assets, which in recent quarters have been centered primarily in one loan secured by real estate (originally totaling $8.5 million), were reduced dramatically in the first half of 2005 as a result of the receipt of $6.0 million in principal reductions on that one loan.  Management has specific reserves for potential losses inherent in its impaired loans that it believes are adequate at the present time.  The ratio of the Company’s allowances for losses to non-performing loans was 294% compared to 131% one year earlier.  The Company’s allowances for losses to loans was 1.0% of total gross loans at June 30, 2005, compared to 1.2% at June 30, 2004.

Total assets of the Company increased 4.4% to $2.35 billion at quarter-end, up from $2.25 billion one year earlier, while deposits increased 3.6% to $2.03 billion at quarter-end, up from just over $1.95 billion one year earlier.  Demand deposits increased to $561.4 million, up from $498.8 million one year earlier.  Time deposits increased to $415.2 million from $401.2 million.  Other interest bearing deposit categories including NOW, money market and savings decreased slightly to just under $1.05 billion from just over $1.05 billion at June 30, 2004.  The loan portfolio reached just under $1.5 billion at June 30, 2005, compared to $1.3 billion one year ago.  The Company is seeing growth in its loan portfolio, especially in both the residential and non-residential real estate sectors.  Real estate secured loans, excluding construction and land development loans and home equity credit lines, total approximately $763 million or 51% of the loan portfolio.

Other assets increased to $85.0 million at June 30, 2005, compared to $55.2 million in the prior year.  The increase was primarily the result of an interest-bearing investment in the amount of $30.0 million that the Company made in the Senior Housing Crime Prevention Foundation Investment Corporation.  “This investment will provide the needed funding for the Senior Housing Crime Prevention Foundation in its efforts to prevent elder abuse in nursing homes throughout the Company’s service area,” said James G. Stathos, executive vice president and chief financial officer.  “The Bank will be marketing its services to various constituencies in the nursing home communities as a result of this program.  Moreover, it effectively addresses one of the most unfortunate issues facing many of our customers’ families – financial and other forms of elder abuse.”  The Company expects to make additional announcements about this program later in the third quarter of this year, once the program is fully operational.

Both non-interest income and expense have declined in 2005 compared to the like 2004 periods because of Management’s decision to outsource its credit card merchant processing activity.  The decline in non-interest income also reflected a non recurring gain on the sale of Other Real Estate Owned of $1.1 million realized in June of 2004.  The net effect of outsourcing the merchant processing activity was relatively neutral to the Company’s bottom line with the Company now receiving a payment for a percentage of the net profit associated with the activity.  Outsourcing this function provides more competitive pricing and products for our customers, while at the same time allowing the Company to reduce costs.  Those adjustments, along with the increased net interest margin, positively affected the Company’s efficiency ratio which was 57.3% in the first half of 2005 compared to 63.7% in the first half of 2004.

On January 21, 2004, the Company’s Board of Directors authorized the repurchase of up to 1,178,352 additional shares of the Company’s common stock.  This authorization does not have an expiration date.  The Company repurchased 315,787 shares in the second quarter of 2005 at an average price of $26.06 per share compared to 157,350 shares repurchased in the 2004 period at an average price of $22.48 per share.  Year-to-date, the Company has repurchased 509,557 shares of stock at an average price of $26.52 compared to 158,212 shares repurchased in the 2004 period at an average price of $22.51.  All of these shares were purchased in open market transactions.  As of June 30, 2005, the Company is continuing the program and can repurchase up to 10,800 additional shares under the January 2004 authorization.

On June 15, 2005 the Board authorized the repurchase of up to an additional five percent of its outstanding shares, or up to 1,141,373 additional shares of the Company’s common stock.  This authorization does not have an expiration date.  This 2005 authorization allows the Company to continue its buyback program uninterrupted when the remaining shares under the 2004 authorization have been purchased.

In other matters concerning capital, the Board of Directors approved quarterly cash dividends of $0.16 per share in each of the first two quarters of 2005, up from $0.14 declared in each of the first two quarters of 2004.

Mid-State Bancshares is a $2.35 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 40 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of its operation and interest rates, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company’s beliefs and expectations concerning future operating results, (v) the growth of its loan portfolio and its net interest margin and (vi) the strength of the economy in its service area.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

###

Consolidated Financial Data - Mid-State Bancshares

(Unaudited)	Quarter Ended		Year-to-Date
(In thousands)	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Interest Income (not taxable equivalent)	$31,654	$26,620	$61,136	$52,857
Interest Expense	3,694	1,990	6,407	4,066
Net Interest Income	27,960	24,630	54,729	48,791
(Benefit)/Provision for Loan Losses	—	(2,700)	—	(2,700)
Net Interest Income after provision for loan losses	27,960	27,330	54,729	51,491
Non-interest income	5,378	7,910	10,773	14,910
Non-interest expense	19,211	20,877	37,546	40,571
Income before income taxes	14,127	14,363	27,956	25,830
Provision for income taxes	4,615	4,990	9,354	8,792
Net Income	$9,512	$9,373	$18,602	$17,038

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Per share:
Net Income - basic	$0.42	$0.40	$0.81	$0.72
Net Income - diluted	$0.41	$0.39	$0.79	$0.71
Weighted average shares used in Basic E.P.S. calculation	22,884	23,550	22,951	23,560
Weighted average shares used in Diluted E.P.S. calculation	23,381	23,962	23,468	24,003
Cash dividends	$0.16	$0.14	$0.32	$0.28
Book value at period-end			$12.04	$11.60
Tangible book value at period end			$9.63	$9.20
Ending Shares			22,810	23,454

Financial Ratios
Return on assets	1.63%	1.68%	1.61%	1.54%
Return on tangible assets	1.67%	1.72%	1.65%	1.58%
Return on equity	13.87%	13.73%	13.60%	12.40%
Return on tangible equity	17.34%	17.28%	17.00%	15.59%
Net interest margin (not taxable equivalent)	5.37%	4.90%	5.30%	4.89%
Net interest margin (taxable equivalent yield)	5.79%	5.31%	5.72%	5.30%
Net loan (recoveries) losses to avg. loans	0.06%	0.00%	0.06%	(0.09)%
Efficiency ratio	57.6%	64.2%	57.3%	63.7%

Period Averages
Total Assets	$2,339,887	$2,242,379	$2,323,193	$2,220,872
Total Tangible Assets	2,284,853	2,185,971	2,267,989	2,164,292
Total Loans (includes loans held for sale)	1,460,506	1,289,633	1,447,401	1,239,789
Total Earning Assets	2,088,566	2,022,516	2,084,110	2,007,793
Total Deposits	2,022,691	1,947,865	2,007,110	1,923,670
Common Equity	275,100	274,577	275,842	276,312
Common Tangible Equity	220,067	218,169	220,638	219,732

Balance Sheet - At Period-End
Cash and due from banks			$116,891	$128,141
Investments and Fed Funds Sold			606,462	697,431
Loans held for sale			10,871	12,789
Loans, net of deferred fees, before allowance for loan losses			1,490,366	1,316,135
Allowance for Loan Losses			(13,403)	(13,895)
Goodwill and core deposit intangibles			54,885	56,259
Other assets			85,024	55,155
Total Assets			$2,351,096	$2,252,015

Non-interest bearing deposits			$561,435	$498,754
Interest bearing deposits			1,464,293	1,455,691
Other borrowings			25,331	4,964
Allowance for losses - unfunded commitments			1,759	1,570
Other liabilities			23,623	19,074
Shareholders’ equity			274,655	271,962
Total Liabilities and Shareholders’ Equity			$2,351,096	$2,252,015

Asset Quality & Capital - At Period-End
Non-accrual loans			$5,152	$11,758
Loans past due 90 days or more			—	2
Other real estate owned			—	—
Total non performing assets			$5,152	$11,760

Allowance for losses to loans, gross (1)			1.0%	1.2%
Non-accrual loans to total loans, gross			0.3%	0.9%
Non performing assets to total assets			0.2%	0.5%
Allowance for losses to non performing loans (1)			294.3%	131.5%

Equity to average assets (leverage ratio)			9.4%	9.7%
Tier One capital to risk-adjusted assets			11.6%	13.0%
Total capital to risk-adjusted assets			12.5%	13.9%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments

Consolidated Financial Data  -  Mid-State Bancshares

(Unaudited)	Quarter Ended
(In thousands, except per share data)	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004

Interest Income (not taxable equivalent)	$31,654	$29,482	$28,843	$28,236	$26,620
Interest Expense	3,694	2,713	2,301	2,083	1,990
Net Interest Income	27,960	26,769	26,542	26,153	24,630
(Benefit)/Provision for Loan Losses	—	—	—	—	(2,700)
Net Interest Income after provision for loan losses	27,960	26,769	26,542	26,153	27,330
Non-interest income	5,378	5,395	5,604	7,250	7,910
Non-interest expense	19,211	18,335	18,458	20,265	20,877
Income before income taxes	14,127	13,829	13,688	13,138	14,363
Provision for income taxes	4,615	4,739	4,290	4,465	4,990
Net Income	$9,512	$9,090	$9,398	$8,673	$9,373

Per share:
Net Income - basic	$0.42	$0.39	$0.41	$0.37	$0.40
Net Income - diluted	$0.41	$0.39	$0.40	$0.36	$0.39
Weighted average shares used in Basic E.P.S. calculation	22,884	23,019	23,201	23,369	23,550
Weighted average shares used in Diluted E.P.S. calculation	23,381	23,557	23,741	23,842	23,962
Cash dividends	$0.16	$0.16	$0.16	$0.14	$0.14
Book value at period-end	$12.04	$11.78	$11.89	$11.94	$11.60
Tangible book value at period end	$9.63	$9.38	$9.48	$9.54	$9.20
Ending Shares	22,810	22,949	23,099	23,323	23,454

Financial Ratios
Return on assets	1.63%	1.60%	1.60%	1.50%	1.68%
Return on tangible assets	1.67%	1.64%	1.64%	1.53%	1.72%
Return on equity	13.87%	13.33%	13.40%	12.47%	13.73%
Return on tangible equity	17.34%	16.66%	16.75%	15.64%	17.28%
Net interest margin (not taxable equivalent)	5.37%	5.22%	5.01%	5.01%	4.90%
Net interest margin (taxable equivalent yield)	5.79%	5.65%	5.42%	5.41%	5.31%
Net loan losses (recoveries) to average loans	0.06%	0.05%	0.03%	(0.01)%	0.00%
Efficiency ratio	57.6%	57.0%	57.4%	60.7%	64.2%

Period Averages
Total Assets	$2,339,887	$2,306,314	$2,330,364	$2,306,318	$2,242,379
Total Tangible Assets	2,284,853	2,250,937	2,274,646	2,250,254	2,185,971
Total Loans (includes loans held for sale)	1,460,506	1,434,150	1,403,478	1,358,768	1,289,633
Total Earning Assets	2,088,566	2,079,604	2,107,007	2,077,356	2,022,516
Total Deposits	2,022,691	1,991,356	2,026,945	2,005,694	1,947,865
Common Equity	275,100	276,592	278,924	276,652	274,577
Common Tangible Equity	220,067	221,215	223,206	220,587	218,169

Balance Sheet - At Period-End
Cash and due from banks	$116,891	$127,861	$112,669	$119,104	$128,141
Investments and Fed Funds Sold	606,462	628,634	650,817	688,923	697,431
Loans held for sale	10,871	9,927	12,988	10,001	12,789
Loans, net of deferred fees, before allowance for loan losses	1,490,366	1,456,091	1,421,894	1,394,478	1,316,135
Allowance for Loan Losses	(13,403)	(13,630)	(13,799)	(13,912)	(13,895)
Goodwill and other intangibles (excl OMSR’s)	54,885	55,228	55,572	55,916	56,259
Other assets (incl OMSR’s)	85,024	58,070	55,946	55,033	55,155
Total Assets	$2,351,096	$2,322,181	$2,296,087	$2,309,543	$2,252,015

Non-interest bearing deposits	$561,435	$526,597	$517,139	$524,785	$498,754
Interest bearing deposits	1,464,293	1,478,735	1,477,406	1,474,782	1,455,691
Other borrowings	25,331	23,621	6,582	5,843	4,964
Allowance for losses - unfunded commitments	1,759	1,624	1,783	1,682	1,570
Other liabilities	23,623	21,228	18,550	23,989	19,074
Shareholders’ equity	274,655	270,376	274,627	278,462	271,962
Total Liabilities and Shareholders’ equity	$2,351,096	$2,322,181	$2,296,087	$2,309,543	$2,252,015

Asset Quality & Capital - At Period-End
Non-accrual loans	$5,152	$5,828	$10,700	$10,954	$11,758
Loans past due 90 days or more	—	—	—	—	2
Other real estate owned	—	—	—	—	—
Total non performing assets	$5,152	$5,828	$10,700	$10,954	$11,760

Allowance for losses to loans, gross (1)	1.0%	1.0%	1.1%	1.1%	1.2%
Non-accrual loans to total loans, gross	0.3%	0.4%	0.8%	0.8%	0.9%
Non performing assets to total assets	0.2%	0.3%	0.5%	0.5%	0.5%
Allowance for losses to non performing loans (1)	294.3%	261.7%	145.6%	142.4%	131.5%

Equity to average assets (leverage ratio)	9.4%	9.5%	9.3%	9.5%	9.7%
Tier One capital to risk-adjusted assets	11.6%	11.9%	12.1%	12.4%	13.0%
Total capital to risk-adjusted assets	12.5%	12.8%	13.0%	13.3%	13.9%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments